Exhibit 10.1

FORM OF VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (the “Agreement”), is dated as of March 10, 2021, by and among Frank’s International N.V., a public company organized under the laws of the Netherlands (“Parent”), Expro Group Holdings International Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”), and [Holder] (the “Holder”) as a [shareholder of Parent][member of the Company].

W I T N E S S E T H:

WHEREAS, Parent, the Company and New Eagle Holdings Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned Subsidiary of Parent (“Merger Sub”) are entering into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented from time to time, the “Merger Agreement”) providing for, among other things, the merger of the Company with and into Merger Sub, with Merger Sub continuing as the surviving company of the Merger as a direct wholly owned Subsidiary of Parent on the terms and subject to the conditions of the Merger Agreement;

WHEREAS, the Holder is the Beneficial Owner of [__] [shares of Parent Common Stock][Company Ordinary Shares] (the “Covered Securities”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to Parent and the Company entering into the Merger Agreement, the Holder is entering into this Agreement with respect to the Covered Securities;

WHEREAS, Parent and the Company desire that the Holder agree, and the Holder is willing to agree, subject to the limitations herein, not to Transfer any of its Covered Securities and to vote its Covered Securities in a manner so as to facilitate consummation of the Merger and the Transactions; and

[WHEREAS, Parent and the Company desire that the Holder agree, and the Holder is willing to agree, subject to the limitations herein, not to Transfer or take other certain specified actions with respect to any of the Lock-Up Shares during the Lock-Up Period (both as defined below).]

[WHEREAS, the Transactions constitute a Sale Transaction (as defined in the Company Shareholders Agreement) that has been approved by the Company Board, and the Holder desires to exercise its Drag-Along Rights set forth in the Company Shareholders Agreement.]

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GENERAL

1.1 Definitions. This Agreement is one of the [“Company Voting Agreements” as defined][“Parent Voting Agreements” as defined] in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. In addition, for purposes of this Agreement, the following terms shall have the meanings set forth below.

“Affiliate” shall mean, as to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person and, in respect of the Holder, any investment fund, vehicle, holding company or separately managed account, in each case, for which the Holder, the discretionary manager or advisor of such Holder, or any Affiliate of the Holder serves as the general partner, managing member or discretionary manager or advisor; provided that limited partners, non-managing members or other similar direct or indirect investors in the Holder (in their capacities as such) shall not be deemed to be Affiliates of the Holder; provided, further, that the Holder shall not be deemed to be an Affiliate of Parent or the Company or any of their respective Subsidiaries for purposes of this Agreement and neither Parent, the Company nor any of their respective Subsidiaries shall be deemed to be Affiliates of the Holder for purposes of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities. [Notwithstanding anything to the contrary herein, a Person shall not be deemed to be a member of a “group” with any other Person for purposes of this definition of “Beneficially Own” or “Beneficial Ownership” solely on account of being party to the Company Shareholders Agreement.]

“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

“Company” has the meaning set forth in the Preamble.

[“Company Shareholders Agreement” means that certain Shareholders Agreement, dated as of February 5, 2018, among the Company and the other Persons named therein.]

“Covered Securities” has the meaning set forth in the Recitals.

“Holder” has the meaning set forth in the Preamble.

[“Lock-Up Period” has the meaning set forth in Section 4.2.]

[“Lock-Up Shares” has the meaning set forth in Section 4.2.]

[“Lock-Up Share Transfer” has the meaning set forth in Section 4.2.]

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.1.

“Merger Sub” has the meaning set forth in the Recitals.

“Parent” has the meaning set forth in the Preamble.

[“Takeover Laws” has the meaning set forth in Section 4.2.]

“Termination Date” has the meaning set forth in Section 6.5.

“Transfer” means (a) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any Covered Securities owned by the Holder (whether beneficially or of record), including in each case through the Transfer of any Person or any interest in any Person, or (b) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that results in an amount of Covered Securities subject to Article III that is less than the amount of Covered Securities subject to Article III as of the date hereof.

ARTICLE II

AGREEMENT TO RETAIN COVERED SECURITIES

2.1 Transfer and Encumbrance of Covered Securities.

(a) From the date hereof until the earlier of the Termination Date, the Effective Time and October 31, 2021, the Holder shall not, with respect to any Covered Securities Beneficially Owned by the Holder, (i) Transfer any such Covered Securities or (ii) deposit any such Covered Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Covered Securities or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto.

(b) Notwithstanding Section 2.1(a), the Holder may: (i) Transfer Covered Securities to one or more Affiliates (A) who is a party to an agreement with Parent and the Company with substantially similar terms as this Agreement or (B) if, as a condition to such Transfer, the recipient agrees in writing to be bound by this Agreement and delivers a copy of such executed written agreement to Parent and the Company prior to the consummation of such Transfer[,][or] (ii) Transfer Covered Securities with the prior written consent of Parent and the Company (which consent may be granted or withheld by each of Parent and the Company in its sole discretion) [or (iii) Transfer Covered Securities after the Parent Requisite Approval is obtained [in an amount that does not exceed 10% of the Covered Securities] if, prior to such Transfer, Holder submits an irrevocable proxy to Parent with respect to the voting of such Covered Shares in the manner required by this Agreement].

2.2 Additional Purchases; Adjustments. The Holder agrees that any additional shares of capital stock or other equity of [Parent][the Company] that the Holder purchases or otherwise acquires or with respect to which the Holder otherwise acquires Beneficial Ownership or voting power after the execution of this Agreement and prior to the earlier of the Termination Date and the Effective Time shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Covered Securities as of the date hereof (and shall be deemed “Covered Securities” for all purposes hereof), and the Holder shall promptly notify Parent and the Company of the existence of any such acquired Covered Securities. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of [Parent][the Company] affecting the Covered Securities, the terms of this Agreement shall apply to the resulting securities. [Notwithstanding the foregoing, Holder agrees that it shall not acquire additional shares of capital stock or other equity of the Company or a Beneficial Ownership interest therein after the execution of this Agreement without the prior written consent of Parent, which consent may be withheld by Parent in its sole discretion.]

2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Covered Securities in violation of this Article II shall, to the fullest extent permitted by applicable Legal Requirement, be null and void ab initio, with no further action required by or on behalf of Parent or the Company, as applicable. In furtherance of the foregoing, the Holder hereby authorizes and instructs [Parent to instruct its transfer agent][the Company] to enter a stop transfer order with respect to all of the Covered Securities. If any involuntary Transfer of any of the Holder’s Covered Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

ARTICLE III

AGREEMENT TO VOTE

3.1 Agreement to Vote. Prior to the earlier of the Termination Date, the Effective Time and October 31, 2021, on and subject to the terms and conditions set forth herein, the Holder irrevocably agrees that such Holder shall, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting), however called, of the [shareholders of Parent][members of the Company] or at any meeting or with respect to any written consent of the [shareholders of Parent][members of the Company], appear at such meeting or otherwise cause the Covered Securities to be counted as present thereat for purpose of establishing a quorum and vote, or cause to be voted at such meeting or by written consent, all Covered Securities:

(a) [in favor of approval and adoption of the Merger Agreement, the Parent Amended Articles (provided, however, that the Holder shall only be required to vote its Covered Securities in favor of the Parent Amended Articles if such proposal is contingent on the consummation of the transactions contemplated by the Merger Agreement), the Parent Reverse Stock Split, the Parent Board Changes and the Transactions, including the Parent Stock Issuance;] [in favor of approval and adoption of the Merger Agreement, the Plan of Merger and the Transactions;] and

(b) against (i) any [Parent][Company] Acquisition Proposal or any other transaction, proposal, agreement or action made in opposition to approval and adoption of the Merger Agreement or in competition or that is inconsistent with the Merger or the Transactions (ii) any other action that would reasonably be expected to impede, interfere with, delay, discourage, postpone or adversely affect the Merger or the Transactions or this Agreement or any transaction that results in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of [Parent][the Company] or any of its Subsidiaries under the Merger Agreement, and (iii) any change in the corporate structure, business, present capitalization or dividend policy of [Parent][the Company] or any amendment or other change to its Organizational Documents, except as expressly permitted pursuant to the Merger Agreement.

Any attempt by the Holder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of) the Covered Securities in contravention of this Section 3.1 shall be null and void ab initio. If the Holder is the Beneficial Owner, but not the holder of record, of any Covered Securities, the Holder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all of such Covered Securities in accordance with this Section 3.1. [The Holder agrees that if requested by the Company to execute an irrevocable written consent pursuant to the foregoing, such Holder will execute such irrevocable written consent within three Business Days of such request by the Company; provided that such Holder shall not be required to execute such irrevocable written consent until after the Registration Statement filed by Parent in connection with the Merger is declared effective by the United States Securities and Exchange Commission.]

Notwithstanding anything herein to the contrary in this Agreement, this Section 3.1 shall not require the Holder to be present (in person or by proxy) or vote (or cause to be voted) any of the Covered Securities to amend, modify or waive any provision of the Merger Agreement in a manner that changes the amount or form of the consideration payable in the Merger pursuant to the terms of the Merger Agreement (the “Merger Consideration”) or imposes any material restrictions on or additional material conditions on the payment of the Merger Consideration or extends the End Date. Notwithstanding anything to the contrary in this Agreement, the Holder shall remain free to vote (or execute consents or proxies with respect to) the Covered Securities with respect to any matter other than as set forth in Section 3.1(a) and Section 3.1(b) in any manner the Holder deems appropriate.

3.2 Proxy. The Holder hereby irrevocably appoints as its proxy and attorney-in-fact, Parent, the executive officers of Parent and any person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to consent to or vote the Covered Securities as indicated in Section 3.1 above. The Holder intends this proxy to be irrevocable and unconditional during the term of this Agreement prior to the Effective Time and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy, and hereby revokes any proxy previously granted by the Holder with respect to the Covered Securities (and the Holder hereby represents that any such proxy is revocable). The proxy granted by the Holder shall be automatically revoked upon the earlier of the Termination Date and the Effective Time and Parent may further terminate this proxy at any time at its sole election by written notice provided to the Holder.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 [Waiver of Dissenters Rights;] Litigation. To the fullest extent permitted by any Legal Requirement, the Holder hereby [irrevocably and unconditionally waives, and agrees not to exercise, any appraisal, dissenters or other similar rights under any applicable Legal Requirement (including under the Companies Act) relating to the Merger that the Holder may have by virtue of the ownership of any Covered Securities. The Holder further] (a) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, or the Company or any of their respective Affiliates and each of their successors or directors (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing), (ii) alleging a breach of any fiduciary duty of the [Parent][Company] Board in connection with the negotiation and entry into this Agreement, the Merger Agreement or the Transactions, or (iii) alleging any failure on the part of the Company or Parent to provide information or alleging a material misstatement or omission in the information provided to such Holder in connection with the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby and (b) hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

4.2 [Lock-Up. During the period commencing on the earlier to occur of October 31, 2021 and the Closing Date and continuing for 90 days thereafter (the “Lock-Up Period”), the Holder shall not, with respect to any shares of Parent Common Stock that are Beneficially Owned by the Holder as of the commencement of the Lock-Up Period (such shares of Parent Common Stock, the “Lock-Up Shares”), (a) offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, give, assign, hypothecate, pledge, encumber, grant a security interest in, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of (including through any hedging or other similar transaction) any economic, voting or other rights in or to the Lock-Up Shares, or otherwise transfer or dispose of the Lock-Up Shares, directly or indirectly, (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or (c) request that the Company file a registration statement for, or otherwise register, the resale of the Lock-Up Shares under the Securities Act or engage in an underwritten offering thereof (any such transaction described in clause (a), (b) or (c) above, a “Lock-Up Share Transfer”). Notwithstanding the foregoing, the restrictions set forth in this Section 4.2 shall not apply to (i) any Lock-Up Share Transfer to one or more Affiliates of the Holder (A) who is a party to an agreement with Parent with substantially similar terms as this Section 4.2 or (B) if, as a condition to such Lock-Up Share Transfer, the recipient agrees in writing to be bound by this Section 4.2 and delivers a copy of such executed written agreement to Parent prior to the consummation of such transfer, (ii) any Lock-Up Share Transfer with the prior written consent of Parent obtained after the Effective Time (which consent may be granted or withheld by Parent in its sole discretion), (iii) any Lock-Up Share Transfer made in connection with any tender offer, exchange offer, merger, consolidation or other similar transaction approved or recommended by the Parent Board (as constituted following the Effective Time) or a committee thereof, (iv) any Lock-Up Share Transfer by will or by operation of law or other transfers for estate-planning purposes, in which case this Agreement shall bind the transferee or (v) any Lock-Up Share Transfer or series of Lock-Up Shares Transfers where the aggregate number of Lock-Up Shares transferred during the Lock-Up Period does not exceed 10.0% of the Lock-Up Shares [less any Covered Shares Transferred as permitted by Section 2.1(b)(iii)], or if Parent or the Company enter into a similar lock-up agreement with any other person set forth on Exhibit B hereto (or their Affiliates, successors or assigns) permitting such shareholder to dispose of a greater percentage of its shares of Parent Common Stock during the Lock-Up Period, Holder shall be permitted to dispose of such greater percentage of its Lock-Up Shares. In connection with any Lock-Up Share Transfer pursuant to clause (i) of the immediately preceding sentence, Parent agrees to not take any action that would cause such Lock-Up Share Transfer to be subject to requirements imposed by any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover statute or similar statute enacted under any applicable Legal Requirement (“Takeover Laws”), and, at the request of the Holder, will take all reasonable steps within its control to exempt (or ensure the continued exemption of) such Lock-Up Share Transfer from the Takeover Laws of any jurisdiction that purport to apply to such transaction.]

4.2 [Company Drag Notice. In accordance with the terms and conditions of the Company Shareholders Agreement, within one Business Day following the execution and delivery of this Agreement and the Merger Agreement, the Holder will, together with the other Drag-Along Sellers, deliver the Drag Notice in the form attached hereto as Exhibit A to the other holders of Company Ordinary Shares (that are not Drag-Along Sellers). The Drag Notice delivered pursuant to this Section 4.2 shall not be amended or revoked by such Holder without the prior written consent of Parent. In addition, the Holder shall take all actions reasonably requested by Parent to cause the Transactions to be consummated in accordance with the Drag-Along Rights provisions set forth in Article 3 of the Company Shareholders Agreement, including, without limitation, pursuing such Holder’s rights to specific performance of such provisions in accordance with Section 9.08 of the Company Shareholders Agreement.]

4.3 Further Assurances. The Holder agrees that, during the term of this Agreement, the Holder shall and shall cause such Holder’s controlled Affiliates to take no action that would reasonably be expected to adversely affect or delay the ability to perform the Holder’s respective covenants and agreements under this Agreement.

4.4 Fiduciary Duties. The Holder is entering into this Agreement solely in such Holder’s capacity as the record or Beneficial Owner of the Covered Securities and nothing herein is intended to or shall limit or affect any actions taken by the Holder or any of the Holder’s designees, as applicable, serving in his or her capacity as a director or officer of [Parent][the Company] or any of its Subsidiaries. The taking of any actions (or failures to act) by the Holder’s designees serving as a director or officer of [Parent][the Company] or any of its Subsidiaries (in such capacity as a director or officer) shall not be deemed to constitute a breach of this Agreement. For the avoidance of doubt, all action taken by a Holder hereunder shall be deemed solely in such Holder’s capacity as the record or Beneficial Owner of the Covered Securities and shall not be imputed to, and shall not be considered to be any action of, such designees of the Holder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE HOLDER

5.1 Representations and Warranties. The Holder hereby represents and warrants as follows:

(a) Ownership. The Holder has, with respect to the Covered Securities, and at all times during the term of this Agreement will continue to have, Beneficial Ownership of, good and valid title to and full and exclusive power to vote, issue instructions with respect to the matters set forth in Article III, agree to all of the matters set forth in this Agreement and, subject to the limitations contained in this Agreement, to Transfer the Covered Securities. The Covered Securities constitute all of the [shares of Parent Common Stock][Company Ordinary Shares] owned of record or Beneficially Owned by the Holder as of the date hereof, and all of the Covered Securities are held by the Holder free and clear of all Liens, other than Liens arising under the Organizational Documents of [Parent][the Company and the Company Shareholders Agreement]. Other than this Agreement and Liens arising under the Organizational Documents of [Parent][the Company and the Company Shareholders Agreement], (i) there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party obligating the Holder to Transfer or cause to be Transferred to any person any of the Covered Securities and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Covered Securities.

(b) Organization; Authority. [The Holder is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.] The Holder [is an individual with] [has] full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform the Holder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Holder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Legal Requirements affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law)), and no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.

(c) No Violation. The execution, delivery and performance by the Holder of this Agreement will not (i) violate any provision of any Legal Requirement applicable to the Holder; (ii) violate any order, judgment or decree applicable to the Holder or any of its Affiliates; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which the Holder or any of its Affiliates is a party [or any term or condition of its certificate of incorporation, bylaws, certificate of formation, limited liability company agreement or comparable organizational documents, as applicable], except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy the Holder’s obligations hereunder.

(d) Consents and Approvals. The execution and delivery by the Holder of this Agreement, and the performance of the Holder’s obligations hereunder, do not require the Holder or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Body, except such filings and authorizations as may be required under the Exchange Act.

(e) Absence of Litigation. As of the date hereof, there is no action, suit, investigation, complaint or other proceeding pending, or, to the actual knowledge of the Holder, threatened in writing, against the Holder that would prevent the performance by the Holder of its obligations under this Agreement on a timely basis.

(f) Absence of Other Voting Agreements. Except as contemplated by this Agreement [or as set forth in the Company Shareholders Agreement], the Holder (i) has not entered into, and shall not enter into at any time prior to the earlier of the Termination Date and the Effective Time, any voting agreement or voting trust with respect to the Covered Securities and (ii) has not granted, and shall not grant at any time prior to the earlier of the Termination Date and the Effective Time, a proxy or power of attorney with respect to the Covered Securities, in either case, which is inconsistent with the Holder’s obligations pursuant to this Agreement. [Other than with respect to the Company Shareholders Agreement, none] [None] of the Covered Securities are subject to any pledge agreement pursuant to which the Holder does not retain sole and exclusive voting rights with respect to the Covered Securities subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

ARTICLE VI

MISCELLANEOUS

6.1 No Solicitation. The Holder agrees that such Holder shall not, and shall cause such Holder’s controlled Affiliates and such Holder’s or such Holder’s controlled Affiliates’ Agents not to, directly or indirectly, take any of the actions listed in clauses (i) – (v) of Section [5.5(a)][5.6(a)] of the Merger Agreement (without giving effect to any amendment or modification of such clauses after the date hereof that would impose more burdensome restrictions on such Holder). The Holder shall, and shall cause such Holder’s controlled Affiliates and shall use commercially reasonable efforts to cause such Holder’s and such Holder’s controlled Affiliates’ Agents to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any [Parent][Company] Acquisition Proposal or potential [Parent][Company] Acquisition Proposal. In addition, the Holder agrees to be subject to Sections [5.5(c) and (e)][5.6(c) and (e)] of the Merger Agreement (without giving effect to any amendment or modification of such clauses after the date hereof that would impose more burdensome restrictions on such Holder) as if the Holder were [“Parent”][the “Company”] thereunder. Notwithstanding the foregoing, to the extent [the Company][Parent] complies with its obligations under Section [5.5][5.6] of the Merger Agreement and participates in discussions or negotiations with a Person regarding a [Company][Parent] Acquisition Proposal, the Holder or any of such Holder’s controlled Affiliates and/or such Holder’s and such Holder’s controlled Affiliates’ Representatives may engage in discussions or negotiations with such Person to the extent that [the Company][Parent] can act under Section [5.5][5.6] of the Merger Agreement. For purposes of this Section 6.1, [Parent][the Company] shall be deemed not to be an Affiliate of Holder, and any officer, director, employee, agent or advisor of [Parent][the Company] (in each case, in their capacities as such) other than [_____] shall be deemed not to be a Representative of Holder or any Affiliate thereof.

6.2 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney, advisor, consultant or Representative or Affiliate of any of the foregoing (each, a “Holder Related Party”) shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of or made under this Agreement or in respect of any oral representations made or alleged to have been made in connection herewith (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement. Each of Parent and the Company acknowledge that no Holder nor any Holder Related Party has made, and neither Parent nor the Company has not relied upon, any representation related to the matters contemplated by this Agreement, except as set forth in Article V.

6.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Securities. All rights, ownership and economic benefits of and relating to the Covered Securities shall remain vested in and belong to the Holder, and, except as provided in the Merger Agreement, neither Parent nor the Company shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the other party, as applicable, or exercise any power or authority to direct the Holder in the voting or disposition of any Covered Securities, except as otherwise expressly provided herein.

6.4 Disclosure. The Holder consents to and authorizes the publication and disclosure by the Company and Parent of the Holder’s identity and holding of Covered Securities, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Registration Statement (including the Proxy Statement) and any other disclosure document required in connection with this Agreement, the Merger Agreement, the Merger and the Transactions; provided, however, that the disclosing Person shall have shared the proposed disclosure with the Holder, given Holder reasonable opportunity to review and comment on such proposed disclosure and considered in good faith any changes to such proposed disclosure suggested by the Holder.

6.5 Termination. This Agreement shall terminate upon the date the Merger Agreement is validly terminated in accordance with its terms (such date, the “Termination Date”). Neither the provisions of this Section 6.5 nor the termination of this Agreement shall relieve (a) any party hereto from any liability of such party to any other party incurred prior to such termination or (b) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement. Nothing in the Merger Agreement shall relieve the Holder from any liability arising out of or in connection with a breach of this Agreement.

6.6 Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party hereto.

6.7 Reliance. The Holder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Agreement.

6.8 Extension; Waiver. The parties hereto may, to the extent legally allowed:

(a) extend the time for the performance of any of the obligations or other acts of the other party hereunder;

(b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; or

(c) waive compliance with any of the covenants, obligations or conditions contained in this Agreement;

provided, however, that, in each case, such extension or waiver or any consent given under this Agreement shall be valid only if it is made in writing and signed by the party (or parties) against whom the waiver is to be effective.

Notwithstanding the foregoing, no failure or delay by Parent or the Company in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of any such right, power or privilege or the exercise of any other right power or privilege. To the maximum extent permitted by applicable Legal Requirements, (a) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (b) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

6.9 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

6.10 Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand, by facsimile, email or by overnight courier service (except for notices specifically required to be delivered orally). Such communications shall be deemed given to a party (a) at the time and on the date of delivery, if delivered by hand or by email (provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 6.10) or (ii) the receiving party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 6.10) and (b) on the first Business Day following the date on which sent by overnight service by a nationally recognized courier service (costs prepaid). Such communication in each case shall be delivered to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, or person as a party may designate by notice to the other party):

if to the Holder, to:

[HOLDER]

[•]

[•]

Attention: [•]

E-mail:     [•]

if to Parent, to:

Frank’s International N.V.

10260 Westheimer Road, Suite 700

Houston, Texas 77042

Attention: Melissa Cougle, Chief Financial Officer

John Symington, General Counsel

E-mail: Melissa.Cougle@franksintl.com

John.Symington@franksintl.com

With a copy (which shall not constitute notice) to:

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002-6760

Attention: T. Mark Kelly

Stephen M. Gill

Michael Telle

Email: mkelly@velaw.com

sgill@velaw.com

mtelle@velaw.com

if to the Company, to:

Expro Group Holdings International Limited

1311 Broadfield Blvd., Suite 400

Houston, Texas 77084

Attention: Quinn P. Fanning, Chief Financial Officer

John McAlister, Group General Counsel

E-mail: Quinn.Fanning@exprogroup.com

John.McAlister@exprogroup.com

With a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002-6117

Attention: Tull R. Florey

Email:      tflorey@gibsondunn.com

6.11 Interpretation.

(a) In this Agreement, unless a clear contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any person includes such person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a person in a particular capacity excludes such person in any other capacity or individually;

(iii) reference to any gender includes each other gender;

(iv) reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced, or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement, or reenactment of such Section or other provision;

(vi) “hereunder,” “hereof,” “hereto,” “herein,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision;

(vii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(viii) “or” is used in the inclusive sense of “and/or;”

(ix) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding;”

(x) “will” shall be construed to have the same meaning and effect as the word “shall”;

(xi) “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”;

(xii) references to days means calendar days;

(xiii) references to documents, instruments, or agreements shall be deemed to refer as well to all addenda, exhibits, schedules, or amendments thereto (but only to the extent, in the case of documents, instruments, or agreements that are the subject of representations and warranties set forth herein, copies of all addenda, exhibits, schedules, or amendments have been provided on or prior to the date of this Agreement to the party to whom such representations and warranties are being made); and

(xiv) References to an “Affiliate” of any person mean any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither Parent, the Company nor any of their Subsidiaries shall be deemed to be an Affiliate of the Holder[; provided, further, that, for the avoidance of doubt, (x) any member of the Holder shall be deemed an Affiliate of the Holder and (y) an Affiliate of the Holder shall include any investment fund, vehicle or holding company of which the Holder or an Affiliate thereof serves as the general partner, managing member or discretionary manager or advisor].

(b) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.12 No Presumption Against Drafting Party. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

6.13 Counterparts. This Agreement may be executed in several counterparts, all of which shall be deemed an original and all of which shall constitute one and the same instrument and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other party; it being understood that all parties need not sign the same counterpart.

6.14 No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties hereto are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

6.15 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, shall confer upon any Person (other than the parties) any right, benefit or remedy of any nature under or by reason of this Agreement.

6.16 Entire Agreement. This Agreement, the Merger Agreement (including any schedules, exhibits and amendments thereto), the A&R Tax Receivable Agreement, the Confidentiality Agreement, the Registration Rights Agreement, the Director Nomination Agreement, the other Company Voting Agreements and Parent Voting Agreements and any other document or instrument referred to herein constitute the entire agreement among the parties and supersede all other prior or contemporaneous agreements and understandings, both written and oral, among or between the parties hereto with respect to the subject matter hereof and thereof.

6.17 Governing Law; Venue; Waiver of Jury Trial.

(a) This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the Legal Requirements of the State of New York, without regard to the applicable principles of conflicts that might require the application of Legal Requirements of any other jurisdiction.

(b) In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, County of New York or to the extent such court does not have subject matter jurisdiction, the United States District Court for the Southern District of New York, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 6.17, (iii) waives any objection to laying venue in any such action or proceeding in such courts, (iv) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 6.10 of this Agreement.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.18 Assignment. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party; provided, however, that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect Subsidiary of Parent. Subject to the preceding sentence and except as set forth in Article II, this Agreement will be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties and their respective successors and assigns.

6.19 Specific Performance. The parties hereto acknowledge and agree that each party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any party could not be adequately compensated by monetary damages alone. Accordingly, in addition to any other right or remedy to which any party hereto may be entitled, at law or in equity, each party shall be entitled to enforce any provision of this Agreement, by a decree of specific performance and temporary, preliminary, and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. In the event that any action shall be brought by a party in equity to enforce the provisions of this Agreement, no other party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law or that the award of specific performance is not an appropriate remedy for any reason of law or equity.

6.20 Severability. If any provision of this Agreement (or portion thereof) is held invalid, illegal, or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement (or portion thereof) will remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

6.21 Delivery by Facsimile or Electronic Transmission. This Agreement may be executed by facsimile or .pdf signature and a facsimile or ..pdf signature shall constitute an original for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

FRANK’S INTERNATIONAL N.V.

By:
Name:	Michael C. Kearney
Title:	Chairman, President and Chief Executive Officer

[Signature Page to the Voting and Support Agreement]

EXPRO GROUP HOLDINGS INTERNATIONAL LIMITED

By:
Name:
Title:

[Signature Page to the Voting and Support Agreement]

HOLDER:

[•]

By:
Name:
Title:

[use this signature block for individuals]

Name:

[Signature Page to the Voting and Support Agreement]

EXHIBIT A

Form of Drag Notice

[Intentionally Omitted.]

EXHIBIT B

Other Lock-Up Persons

Oak Hill Advisors, L.P.

Angelo, Gordon & Co., L.P.

HPS Investment Partners, LLC

D. Keith Mosing

S. Brent Mosing

Kirkland D. Mosing

Erich L. Mosing

Any person who signs a joinder to an agreement between Parent or the Company and any of the foregoing persons that includes a lock-up provision by which such person shall be bound